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                                                                  Exhibit 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-64752 and Form S-8 No. 33-97720) pertaining to the Intermedia Communications of Florida, Inc. 1992 Stock Option Plan, (Form S-8 No. 333-32155) pertaining to the Intermedia Communications Inc. 1997 Equity Participation Plan and Stock Option Plan for the Benefit of Employees of DIGEX, Inc., (Form S-3 No. 33-94702) pertaining to the issuance of common stock in connection with the acquisition of Fibernet, (Form S-3 No. 33-99940) pertaining to the registration of warrants issued in connection with the 13.5% Series B Senior Notes, (Form S-3 No. 333-33415) pertaining to the registration of Depositary Shares each representing a one-hundredth interest in a share of 7% Series D Junior Convertible Preferred Stock, 7% Series D Junior Convertible Preferred Stock and Common Stock issuable as dividends on the Series D Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and Series D Junior Convertible Preferred Stock, (Form S-3 No. 333-42999) pertaining to the issuance of Depositary Shares each representing a one-hundredth interest in a share of 7% Series E Junior Convertible Preferred Stock, 7% Series E Junior Convertible Preferred Stock and Common Stock issuable as dividends on the Series E Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and Series E Junior Convertible Preferred Stock, (Form S-3 No. 333-44875) pertaining to the registration of the Company's 8 1/2% Series B Senior Notes Due 2008, and (Form S-3 No. 333-45019) pertaining to registration of $500,000,000 of Debt Securities, Preferred Stock, Depositary Shares and Common Stock of our report which contains an explanatory paragraph relating to the changing of the method of accounting for Shared Technologies Fairchild Inc.'s investment in one of its subsidiaries, dated March 1, 1996, except for
Note 1, as to which the date is March 13, 1996, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Shared Technologies Fairchild Inc. and Subsidiaries included in the Annual Report (Form 10-K) of Intermedia Communications Inc. for the year ended December 31, 1997.


                                   ROTHSTEIN, KASS & COMPANY, P.C.







Roseland, New Jersey
March 18, 1998